Execution Version

Second Amendment to
SUBSCRIPTION AGREEMENT

WISeKey International Holding AG, a stock corporation (company registration number CHE-143.782.707) organised and existing under the laws of Switzerland, having its registered office at General-Guisan-Strasse 6, 6300 Zug, Switzerland, as issuer (the "Issuer"); and

Anson Investments Master Fund LP, with registered office at Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the "Investor" or "Initial Noteholder"),

enter into this Second Amendment to Subscription Agreement (this “Amendment”) as of January 31, 2023 (the “Signing Date”). Issuer and Investor or Initial Noteholder may be referred to individually as a “Party” or collectively as the “Parties”.

Background

Issuer and Investor are parties to a Subscription Agreement, dated as of June 29, 2021, which was amended on September 27, 2021 (the “First Amendment”) (as further amended, the “Subscription Agreement”). Unless defined in this Amendment, capitalized terms have the meanings set forth in the Subscription Agreement and references to sections are to sections of the Subscription Agreement and First Amendment, as applicable.

As of the date hereof, the following Notes pertaining to the respective Tranches pursuant to Section 2 (a) and Section 2 (c) of the First Amendment were issued by the Issuer and subscribed and paid for by the Investor: (i) under the Initial Notes Tranche in the aggregate principal amount of US$ 11,000,000 on June 29, 2021, (ii) under the First Accelerated Notes Tranche one tranche in the aggregate principal amounts of US$ 2,75,000 on September 28, 2021, and (iii) under the Second Accelerated Notes Tranche one tranche in the aggregate principal amount of US$ 2,750,000 on October 27, 2021.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Terms and Conditions

1.          Amendments to Subscription Agreement

(A)	The following Definitions in Section 1.1. are amended in its entirety to read as follows:

"Closing Date" means the Initial Notes Tranche Closing Date, the Second Notes Tranche Closing Date, the Third Notes Tranche Closing Date, the Fourth Notes Tranche Closing Date, the Fifth Notes Tranche Closing Date, any Additional Notes Tranche Closing Date and each Accelerated Notes Tranche Closing Date (including any Additional Accelerated Notes Tranche Closing Date) as the context requires.

"Notes" means all notes provided for in this Agreement, including all notes under (i) the Initial Notes Tranche, the Second Notes Tranche, the Third Notes Tranche, the Fourth Notes Tranche, the Fifth Notes Tranche, (ii) the Accelerated Notes Tranches (including any Additional Accelerated Notes Tranches) and (iii) any Additional Notes Tranches.

"First Additional Accelerated Notes Tranche Subscription Price" means the aggregate principal amount of the First Additional Accelerated Notes Tranche minus the Original Issue Discount of 2% less any expenses referred to in Clause 11.2 (Investor's Expenses).

"Second Additional Accelerated Notes Tranche Subscription Price" means the aggregate principal amount of the Second Additional Accelerated Notes Tranche minus the Original Issue Discount of 2% less any expenses referred to in Clause 11.2 (Investor's Expenses).

"Third Additional Accelerated Notes Tranche Subscription Price" means the aggregate principal amount of the Third Additional Accelerated Notes Tranche minus the Original Issue Discount of 2% less any expenses referred to in Clause 11.2 (Investor's Expenses).

"Fourth Additional Accelerated Notes Tranche Subscription Price" means the aggregate principal amount of the Fourth Additional Accelerated Notes Tranche minus the Original Issue Discount of 2% less any expenses referred to in Clause 11.2 (Investor's Expenses).

"Fifth Additional Accelerated Notes Tranche Subscription Price" means the aggregate principal amount of the Fifth Additional Accelerated Notes Tranche minus the Original Issue Discount of 2% less any expenses referred to in Clause 11.2 (Investor's Expenses).

"Sixth Additional Accelerated Notes Tranche Subscription Price" means the aggregate principal amount of the Sixth Additional Accelerated Notes Tranche minus the Original Issue Discount of 2% less any expenses referred to in Clause 11.2 (Investor's Expenses).

"Seventh Additional Accelerated Notes Tranche Subscription Price" means the aggregate principal amount of the Seventh Additional Accelerated Notes Tranche minus the Original Issue Discount of 2% less any expenses referred to in Clause 11.2 (Investor's Expenses).

"Eighth Additional Accelerated Notes Tranche Subscription Price" means the aggregate principal amount of the Eighth Additional Accelerated Notes Tranche minus the Original Issue Discount of 2% less any expenses referred to in Clause 11.2 (Investor's Expenses).

"Ninth Additional Accelerated Notes Tranche Subscription Price" means the aggregate principal amount of the Ninth Additional Accelerated Notes Tranche minus the Original Issue Discount of 2% less any expenses referred to in Clause 11.2 (Investor's Expenses).

"Tenth Additional Accelerated Notes Tranche Subscription Price" means the aggregate principal amount of the Tenth Additional Accelerated Notes Tranche minus the Original Issue Discount of 2% less any expenses referred to in Clause 11.2 (Investor's Expenses).

"Eleventh Additional Accelerated Notes Tranche Subscription Price" means the aggregate principal amount of the Eleventh Additional Accelerated Notes Tranche minus the Original Issue Discount of 2% less any expenses referred to in Clause 11.2 (Investor's Expenses).

"Tranche" means the Initial Notes Tranche, the Second Notes Tranche, the Third Notes Tranche, the Fourth Notes Tranche, the Fifth Notes Tranche, the Accelerated Notes Tranches (including any Additional Accelerated Notes Tranches) and any Additional Notes Tranche, as the context requires.

(B)	New Section. Section 2 (d) is added in its entirety to read as follows:

(d)	as of the date hereof, no additional Notes pertaining to any Tranche pursuant to Section 2 (a) of the First Amendment will be issued by the Issuer or subscribed to by the Investor;

(C)	New Section. Section 2 (e) is added in its entirety to read as follows:

(e)	the Parties mutually agree to increase the amount of the Third Accelerated Notes Tranche pursuant to Section 2(c)(ix) of the First Amendment to the aggregate principal amount of up to US$ 5,500,000 whereby all obligations pertaining to the Fourth Accelerated Notes Tranche pursuant to Section 2(c)(ix) of the First Amendment shall be deemed satisfied by issuing or subscribing and paying, or procuring the subscription and payment for the following additional accelerated notes tranches (the "Additional Accelerated Notes Tranches"):

(i)	in the aggregate principal amount of a minimum of US$ 500,000 or upon mutual consent of the Parties, a higher amount of up to US$ 5,500,000, unless the Parties agreed to a higher amount (the "First Additional Accelerated Notes Tranche") on or around January 31, 2023, unless the Parties agreed to another date (the "First Additional Accelerated Notes Tranche Closing Date") (such issuance on the First Additional Accelerated Notes Tranche Closing Date, the "First Additional Accelerated Notes Tranche Closing");

(ii)	in the aggregate principal amount of a minimum of the lesser of (A) US$ 500,000 or (B) US$ 5,500,000 minus the aggregate principal amount issued under the First Additional Accelerated Notes Tranche or, upon mutual consent of the Parties, a higher amount of up to US$ 5,500,000 minus the aggregate principal amount issued under the First Additional Accelerated Notes Tranche (the "Second Additional Accelerated Notes Tranche") within 30 days from the First Additional Accelerated Notes Tranche Closing, unless the Parties agree to another date (the "Second Additional Accelerated Notes Tranche Closing Date") (such issuance on the Second Additional Accelerated Notes Tranche Closing Date, the "Second Additional Accelerated Notes Tranche Closing");

(iii)	in the aggregate principal amount of a minimum of the lesser of (A) US$ 500,000 or (B) US$ 5,500,000 minus the sum of the aggregate principal amounts issued under the First Additional Accelerated Notes Tranche and the Second Additional Accelerated Notes Tranche or, upon mutual consent of the Parties, a higher amount of up to US$ 5,500,000 minus the sum of the aggregate principal amounts issued under the First Additional Accelerated Notes Tranche and the Second Additional Accelerated Notes Tranche (the "Third Additional Accelerated Notes Tranche") within 30 days from the Second Additional Accelerated Notes Tranche Closing, unless the Parties agree to another date (the "Third Additional Accelerated Notes Tranche Closing Date") (such issuance on the Third Additional Accelerated Notes Tranche Closing Date, the "Third Additional Accelerated Notes Tranche Closing");

(iv)	in the aggregate principal amount of a minimum of the lesser of (A) US$ 500,000 or (B) US$ 5,500,000 minus the sum of the aggregate principal amounts issued under the First Additional Accelerated Notes Tranche, the Second Additional Accelerated Notes Tranche and the Third Additional Accelerated Notes Tranche or, upon mutual consent of the Parties, a higher amount of up to US$ 5,500,000 minus the sum of the aggregate principal amounts issued under the First Additional Accelerated Notes Tranche, the Second Additional Accelerated Notes Tranche and the Third Additional Accelerated Notes Tranche (the "Fourth Additional Accelerated Notes Tranche") within 30 days from the Third Additional Accelerated Notes Tranche Closing, unless the Parties agree to another date (the "Fourth Additional Accelerated Notes Tranche Closing Date") (such issuance on the Fourth Additional Accelerated Notes Tranche Closing Date, the "Fourth Additional Accelerated Notes Tranche Closing");

(v)	in the aggregate principal amount of a minimum of the lesser of (A) US$ 500,000 or (B) US 5,500,000 minus the sum of the aggregate principal amounts issued under the First Additional Accelerated Notes Tranche, the Second Additional Accelerated Notes Tranche, the Third Additional Accelerated Notes Tranche and the Fourth Additional Accelerated Notes Tranche or, upon mutual consent of the Parties, a higher amount of up to US$ 5,500,000 minus the sum of the aggregate principal amounts issued under the First Additional Accelerated Notes Tranche, the Second Additional Accelerated Notes Tranche, the Third Additional Accelerated Notes Tranche and the Fourth Additional Accelerated Notes Tranche (the "Fifth Additional Accelerated Notes Tranche") within 30 days from the Fourth Additional Accelerated Notes Tranche Closing, unless the Parties agree to another date (the "Fifth Additional Accelerated Notes Tranche Closing Date") (such issuance on the Fifth Additional Accelerated Notes Tranche Closing Date, the "Fifth Additional Accelerated Notes Tranche Closing");

(vi)	in the aggregate principal amount of a minimum of the lesser of (A) US$ 500,000 or (B) US 5,500,000 minus the sum of the aggregate principal amounts issued under the First Additional Accelerated Notes Tranche, the Second Additional Accelerated Notes Tranche, the Third Additional Accelerated Notes Tranche, the Fourth Additional Accelerated Notes Tranche and the Fifth Additional Accelerated Notes Tranche or, upon mutual consent of the Parties, a higher amount of up to US$ 5,500,000 minus the sum of the aggregate principal amounts issued under the First Additional Accelerated Notes Tranche, the Second Additional Accelerated Notes Tranche, the Third Additional Accelerated Notes Tranche, the Fourth Additional Accelerated Notes Tranche and the Fifth Additional Accelerated Notes Tranche (the "Sixth Additional Accelerated Notes Tranche") within 30 days from the Fifth Additional Accelerated Notes Tranche Closing, unless the Parties agree to another date (the "Sixth Additional Accelerated Notes Tranche Closing Date") (such issuance on the Sixth Additional Accelerated Notes Tranche Closing Date, the "Sixth Additional Accelerated Notes Tranche Closing");

(vii)	in the aggregate principal amount of a minimum of the lesser of (A) US$ 500,000 or (B) US 5,500,000 minus the sum of the aggregate principal amounts issued under the First Additional Accelerated Notes Tranche, the Second Additional Accelerated Notes Tranche, the Third Additional Accelerated Notes Tranche, the Fourth Additional Accelerated Notes Tranche, the Fifth Additional Accelerated Notes Tranche and the Sixth Additional Accelerated Notes Tranche or, upon mutual consent of the Parties, a higher amount of up to US$ 5,500,000 minus the sum of the aggregate principal amounts issued under the First Additional Accelerated Notes Tranche, the Second Additional Accelerated Notes Tranche, the Third Additional Accelerated Notes Tranche, the Fourth Additional Accelerated Notes Tranche, the Fifth Additional Accelerated Notes Tranche and the Sixth Additional Accelerated Notes Tranche (the "Seventh Additional Accelerated Notes Tranche") within 30 days from the Sixth Additional Accelerated Notes Tranche Closing, unless the Parties agree to another date (the "Seventh Additional Accelerated Notes Tranche Closing Date") (such issuance on the Seventh Additional Accelerated Notes Tranche Closing Date, the "Seventh Additional Accelerated Notes Tranche Closing");

(viii)	in the aggregate principal amount of a minimum of the lesser of (A) US$ 500,000 or (B) US 5,500,000 minus the sum of the aggregate principal amounts issued under the First Additional Accelerated Notes Tranche, the Second Additional Accelerated Notes Tranche, the Third Additional Accelerated Notes Tranche, the Fourth Additional Accelerated Notes Tranche, the Fifth Additional Accelerated Notes Tranche, the Sixth Additional Accelerated Notes Tranche and the Seventh Additional Accelerated Notes Tranche or, upon mutual consent of the Parties, a higher amount of up to US$ 5,500,000 minus the sum of the aggregate principal amounts issued under the First Additional Accelerated Notes Tranche, the Second Additional Accelerated Notes Tranche, the Third Additional Accelerated Notes Tranche, the Fourth Additional Accelerated Notes Tranche, the Fifth Additional Accelerated Notes Tranche, the Sixth Additional Accelerated Notes Tranche and the Seventh Additional Accelerated Notes Tranche (the "Eighth Additional Accelerated Notes Tranche") within 30 days from the Seventh Additional Accelerated Notes Tranche Closing, unless the Parties agree to another date (the "Eighth Additional Accelerated Notes Tranche Closing Date") (such issuance on the Eighth Additional Accelerated Notes Tranche Closing Date, the "Eighth Additional Accelerated Notes Tranche Closing");

(ix)	in the aggregate principal amount of a minimum of the lesser of (A) US$ 500,000 or (B) US 5,500,000 minus the sum of the aggregate principal amounts issued under the First Additional Accelerated Notes Tranche, the Second Additional Accelerated Notes Tranche, the Third Additional Accelerated Notes Tranche, the Fourth Additional Accelerated Notes Tranche, the Fifth Additional Accelerated Notes Tranche, the Sixth Additional Accelerated Notes Tranche, the Seventh Additional Accelerated Notes Tranche and the Eighth Additional Accelerated Notes Tranche or, upon mutual consent of the Parties, a higher amount of up to US$ 5,500,000 minus the sum of the aggregate principal amounts issued under the First Additional Accelerated Notes Tranche, the Second Additional Accelerated Notes Tranche, the Third Additional Accelerated Notes Tranche, the Fourth Additional Accelerated Notes Tranche, the Fifth Additional Accelerated Notes Tranche, the Sixth Additional Accelerated Notes Tranche, the Seventh Additional Accelerated Notes Tranche and the Eighth Additional Accelerated Notes Tranche (the "Ninth Additional Accelerated Notes Tranche") within 30 days from the Eighth Additional Accelerated Notes Tranche Closing, unless the Parties agree to another date (the "Ninth Additional Accelerated Notes Tranche Closing Date") (such issuance on the Ninth Additional Accelerated Notes Tranche Closing Date, the "Ninth Additional Accelerated Notes Tranche Closing");

(x)	in the aggregate principal amount of a minimum of the lesser of (A) US$ 500,000 or (B) US 5,500,000 minus the sum of the aggregate principal amounts issued under the First Additional Accelerated Notes Tranche, the Second Additional Accelerated Notes Tranche, the Third Additional Accelerated Notes Tranche, the Fourth Additional Accelerated Notes Tranche, the Fifth Additional Accelerated Notes Tranche, the Sixth Additional Accelerated Notes Tranche, the Seventh Additional Accelerated Notes Tranche, the Eighth Additional Accelerated Notes Tranche and the Ninth Additional Accelerated Notes Tranche or, upon mutual consent of the Parties, a higher amount of up to US$ 5,500,000 minus the sum of the aggregate principal amounts issued under the First Additional Accelerated Notes Tranche, the Second Additional Accelerated Notes Tranche, the Third Additional Accelerated Notes Tranche, the Fourth Additional Accelerated Notes Tranche, the Fifth Additional Accelerated Notes Tranche, the Sixth Additional Accelerated Notes Tranche, the Seventh Additional Accelerated Notes Tranche, the Eighth Additional Accelerated Notes Tranche, and the Ninth Additional Accelerated Notes Tranche (the "Tenth Additional Accelerated Notes Tranche") within 30 days from the Ninth Additional Accelerated Notes Tranche Closing, unless the Parties agree to another date (the "Tenth Additional Accelerated Notes Tranche Closing Date") (such issuance on the Tenth Additional Accelerated Notes Tranche Closing Date, the "Tenth Additional Accelerated Notes Tranche Closing");

(xi)	in the aggregate principal amount of a minimum of the lesser of (A) US$ 500,000 or (B) US 5,500,000 minus the sum of the aggregate principal amounts issued under the First Additional Accelerated Notes Tranche, the Second Additional Accelerated Notes Tranche, the Third Additional Accelerated Notes Tranche, the Fourth Additional Accelerated Notes Tranche, the Fifth Additional Accelerated Notes Tranche, the Sixth Additional Accelerated Notes Tranche, the Seventh Additional Accelerated Notes Tranche, the Eighth Additional Accelerated Notes Tranche, the Ninth Additional Accelerated Notes Tranche and the Tenth Additional Accelerated Notes Tranche or, upon mutual consent of the Parties, a higher amount of up to US$ 5,500,000 minus the sum of the aggregate principal amounts issued under the First Additional Accelerated Notes Tranche, the Second Additional Accelerated Notes Tranche, the Third Additional Accelerated Notes Tranche, the Fourth Additional Accelerated Notes Tranche, the Fifth Additional Accelerated Notes Tranche, the Sixth Additional Accelerated Notes Tranche, the Seventh Additional Accelerated Notes Tranche, the Eighth Additional Accelerated Notes Tranche, the Ninth Additional Accelerated Notes Tranche and the Tenth Additional Accelerated Notes Tranche (the "Eleventh Additional Accelerated Notes Tranche") within 30 days from the Tenth Additional Accelerated Notes Tranche Closing, unless the Parties agree to another date (the "Eleventh Additional Accelerated Notes Tranche Closing Date") (such issuance on the Eleventh Additional Accelerated Notes Tranche Closing Date, the "Eleventh Additional Accelerated Notes Tranche Closing"); and

(xii)	provided however that the sum of the aggregate principal amounts for the Notes issued under the Fourth and Fifth Accelerated Notes Tranche and the Additional Accelerated Notes Tranches in accordance with Section 2(c)(ix) and this Section 2 (e) herein does not exceed US$5,500,000.

(D)	New Section. Section 2 (c) is added in its entirety to read as follows:

(c)	the Issuer agrees to issue and the Investor agrees to subscribe and pay, or procure the subscription and payment for the accelerated notes tranches (the "Accelerated Notes Tranches") as follows:

(i)	in the aggregate principal amount of a minimum of US$ 1,000,000 or upon mutual consent of the Parties, a higher amount of up to US$ 2,750,000, unless the Parties agreed to a higher amount (the "First Accelerated Notes Tranche") on or around September 23, 2021, unless the Parties agreed to another date (the "First Accelerated Notes Tranche Closing Date") (such issuance on the First Accelerated Notes Tranche Closing Date, the "First Accelerated Notes Tranche Closing");

(ii)	in the aggregate principal amount of a minimum of US$ 1,000,000 or upon mutual consent of the Parties, a higher amount of up to US$ 2,750,000, unless the Parties agreed to a higher amount (the "Second Accelerated Notes Tranche") within 30 days from the First Accelerated Notes Tranche Closing, unless the Parties agreed to another date (the "Second Accelerated Notes Tranche Closing Date") (such issuance on the Second Accelerated Notes Tranche Closing Date, the "Second Accelerated Notes Tranche Closing");

(iii)	in the aggregate principal amount of a minimum of US$ 1,000,000 or upon mutual consent of the Parties, a higher amount of up to US$ 2,750,000, unless the Parties agreed to a higher amount (the "Third Accelerated Notes Tranche") within 30 days from the Second Accelerated Notes Tranche Closing, unless the Parties agreed to another date (the "Third Accelerated Notes Tranche Closing Date") (such issuance on the Third Accelerated Notes Tranche Closing Date, the "Third Accelerated Notes Tranche Closing"); and

(iv)	in the aggregate principal amount of a minimum of US$ 1,000,000 or upon mutual consent of the Parties, a higher amount of up to US$ 2,750,000, unless the Parties agreed to a higher amount (the "Fifth Accelerated Notes Tranche") within 30 days from the Third Accelerated Notes Tranche Closing, unless the Parties agreed to another date (the "Fifth Accelerated Notes Tranche Closing Date") (such issuance on the Fifth Accelerated Notes Tranche Closing Date, the "Fifth Accelerated Notes Tranche Closing").

(E)	Section 7.1 Share Coverage is amended in its entirety to read as follows:

The Issuer shall ensure that it has reserved and available exclusively for the Investor in case of the conversion of any Notes in relation to the Initial Notes Tranche and any Additional Notes Tranches, at all times when Notes are outstanding, a number of shares (reserved treasury shares and reserved unissued shares from conditional share capital) equal to 150% of the outstanding aggregate principal amount converted into CHF using the Noteholder's Rate of Exchange divided by the applicable Conversion Price B, always provided that the Issuer shall ensure that it has reserved and available exclusively for the Issuer in case of the conversion of any Notes in relation to the Accelerated Notes Tranches at all times when Notes are outstanding, a number of shares (reserved treasury shares and reserved unissued shares from conditional share capital) equal to 200% of the outstanding aggregate principal amount converted into CHF using the Noteholder's Rate of Exchange divided by the applicable Conversion Price B.

(F)	New Section. Section 8.2. (a) is added in its entirety to read as follows:

(a)	In the event that the daily trading volume (as measured by total trading volume in USD on the exchange on which the Shares and/or ADSs being traded are listed) exceeds US$ 25,000,000, the restrictions in section 8.2 will no longer apply.

(G)	New Section. Section 8.2. (b) is added in its entirety to read as follows:

(b)	If the pre-market demand, or initial trading volume, indicates that the daily trading volume (as measured by total trading volume in USD on the exchange on which the Shares and/or ADSs being traded are listed) is going to exceed US$ 5,000,000, then the Investor may ask the Issuer to increase or remove the restrictions in section 8.2. The Issuer will make best efforts to reply promptly and behave reasonably relative to such requests.

(H)	New Section. Section 9.2. (d) is added in its entirety to read as follows:

(d)	Delay of Closing Date: On a monthly basis, the Investor will review its position and will have the right to delay the Closing Date in relation to the Second Accelerated Notes Tranche, Third Accelerated Notes Tranche, the Fourth Accelerated Notes Tranche and any Additional Accelerated Notes Tranches. The Investor will explain the reasons for the delay of the Closing Date to the Issuer along with the criteria which needs to be met in order to agree on a revised Closing Date in relation to the Second Accelerated Notes Tranche, Third Accelerated Notes Tranche, Fourth Accelerated Notes Tranche, Fifth Accelerated Notes Tranche, Sixth Accelerated Notes Tranche, Seventh Accelerated Notes Tranche, Eighth Accelerated Notes Tranche, Ninth Accelerated Notes Tranche, Tenth Accelerated Notes Tranche, Eleventh Accelerated Notes Tranche and any Additional Accelerated Notes Tranches. Further, if the Investor’s custodian refuses to accept receipt of the shares for future conversions, the Investor shall not be obligated to purchase any additional Notes.

(I)	New Section. Section 9.4 is added in its entirety to read as follows:

9.4	Investor's conditions precedent to each Accelerated Notes Tranche Closing (including any Additional Accelerated Notes Tranche Closing)

The Investor shall only be obliged to subscribe and pay for the Notes pertaining to each of the First Accelerated Notes Tranche, the Second Accelerated Notes Tranche, the Third Accelerated Notes Tranche, Fourth Accelerated Notes Tranche, Fourth Accelerated Notes Tranche, Fifth Accelerated Notes Tranche, Sixth Accelerated Notes Tranche, Seventh Accelerated Notes Tranche, Eighth Accelerated Notes Tranche, Ninth Accelerated Notes Tranche, Tenth Accelerated Notes Tranche, Eleventh Accelerated Notes Tranche and any Additional Accelerated Notes Tranches within 3 Business Days, only if and when the following conditions are satisfied in form and substance satisfactory to the Investor for each such Tranche:

(a)	Accuracy of Representations: The Investor shall have been satisfied (acting reasonably) that:

(i)	the Issuer's representations and warranties contained in each Notes Document to which it is a party shall in all material respects be true, accurate and correct on, and as if made on, the respective Accelerated Notes Tranche Closing Date (including the respective Additional Accelerated Notes Tranche Closing Date); and

(ii)	the Issuer shall have performed all of its obligations under each Notes Document to which it is a party that are required to be performed on or before the respective Accelerated Notes Tranche Closing Date (including the respective Additional Accelerated Notes Tranche Closing Date).

(b)	No Event of Default, no Material Adverse Change and no Change of Control: There shall not have occurred any Event of Default or any event or circumstance which would reasonably be expected to have a Material Adverse Effect or constitute a Change of Control.

2.          Amendments to Schedule 1 Terms and Conditions

(A)	Section 5 (a) Definitions is amended in its entirety to read as follows:

"Conversion Price B" in relation to the Initial Notes Tranche, the Second Notes Tranche, the Third Notes Tranche, the Fourth Notes Tranche, the Fifth Notes Tranche and any Additional Notes Tranches means 95% of the lowest daily VWAPs of one Issuer Share, as applicable, during the five (5) consecutive Trading Days ending on (and including) the Trading Day immediately preceding the Conversion Date, rounded down to the nearest Swiss Cent (CHF 0.01), and in relation to the Accelerated Notes Tranches (including the respective Additional Accelerated Notes Tranche Closing Date) means 90% of the lowest daily VWAPs of one Issuer Share, as applicable, during the ten (10) consecutive Trading Days ending on (and including) the Trading Day immediately preceding the Conversion Date, rounded down to the nearest Swiss Cent (CHF 0.01) . If the number calculated pursuant to the above formula is lower than the nominal value of one Issuer Share, such number shall be deemed to be equal to the nominal value of one Issuer Share, provided the Noteholder receives the Nominal Value Make-Whole Payment.

(B)	Section 8 (c) Conversion Price B Conversions is amended in its entirety to read as follows:

(c)	Conversion Price B Conversions: Notwithstanding anything to the contrary set out in Condition 8(b) (Conversion Ratio and Conversion Price), the Noteholder shall have the right to:

(i)	in relation to the Initial Notes Tranche, the Second Notes Tranche, the Third Notes Tranche, the Fourth Notes Tranche, the Fifth Notes Tranche and any Additional Notes Tranches convert each calendar month a Conversion Amount of up to 12.5% of the initial aggregate principal amount of all issued Tranches into Issuer Shares whereby the Conversion Ratio will be determined by converting the Conversion Amount into CHF, using the Noteholder's Rate of Exchange on the Conversion Date and dividing the resulting figure by the Conversion Price B (95%). Any remainder smaller than CHF 10 shall not be paid. For the avoidance of doubt, the receipt of a Redemption Notice shall in no way restrict the Noteholder from exercising the conversion right according to this Condition 8(c)(i) as long as the Notes have not been cancelled in accordance with Condition 10(c). The Issuer shall, in its sole discretion, have the right to waive the limit of 12.5%. For the avoidance of doubt, the Investor can convert more than the 12.5% if the daily VWAP is above the Fixed Conversion Price.

(ii)	in relation to the Accelerated Notes Tranches (including the respective Additional Accelerated Notes Tranche Closing Date) convert at any time at the discretion of Investor a Conversion Amount of up to 100% of the initial aggregate principal amount of all issued Tranches into Issuer Shares whereby the Conversion Ratio will be determined by converting the Conversion Amount into CHF, using the Noteholder's Rate of Exchange on the Conversion Date and dividing the resulting figure by the Conversion Price B (90%). Any remainder smaller than CHF 10 shall not be paid. For the avoidance of doubt, the receipt of a Redemption Notice shall in no way restrict the Noteholder from exercising the conversion right according to this Condition 8(c)(i) as long as the Notes have not been cancelled in accordance with Condition 10(c).

(iii)	convert, upon occurrence of an Event of Default, a Conversion Amount equalling the sum of the aggregate principal amount of all issued and unconverted Notes, accrued interest and premium (if any) and the Make-whole Amount (if applicable) into Issuer Shares whereby the Conversion Ratio will be determined by converting the Conversion Amount into CHF, using the Noteholder's Rate of Exchange on the Conversion Date and dividing the resulting figure by the applicable Conversion Price B (95% or 90%). The number of Issuer Shares to be delivered upon Conversion shall be rounded down to the next full number. Any remainder smaller than CHF 10 shall not be paid.

(iv)	convert, upon receipt of a Redemption Notice, a Conversion Amount of up to 12.5% of the initial aggregate principal amount of all issued Tranches into Issuer Shares whereby the Conversion Ratio will be determined by converting the Conversion Amount into CHF, using the Noteholder's Rate of Exchange on the Conversion Date and dividing the resulting figure by the Conversion Price B. Any remainder smaller than CHF 10 shall not be paid. For the avoidance of doubt, the conversion right according to this Condition 8(c)(iii) may be exercised in addition to the conversion right according to Condition 8(c)(i). The Issuer shall, in its sole discretion, have the right to waive the limit of 12.5%.

3.          General Terms.

(A)	Except as amended hereby, all terms and conditions of the Subscription Agreement and the First Amendment remain in full force and effect.

(B)	This document contains the entire agreement of the Parties in connection with the subject matter of this Amendment and cannot be changed or terminated orally.

(C)	The individuals signing on behalf of each Party represent that all necessary action to authorize them to enter into this Amendment has been taken, including, without limitation, any member or manager approvals or resolutions necessary to authorize execution of this Amendment.

(D)	This Amendment may be executed in counterparts, each of which when so executed and delivered will be deemed an original, and all of such counterparts together will constitute but one and the same agreement. Facsimile, .pdf and other electronic copies of signatures will be treated as original signatures for all purposes.

(E)	If there is an express conflict between the terms of this Amendment and the terms of the Subscription Agreement, the terms of this Amendment will govern and control.

[End of Second Amendment to Subscription Agreement]

[Signature page to Second Amendment to Subscription Agreement]

The Issuer

WISeKey International Holding AG

/s/ Carlos Moreira		/s/ Peter Ward
Name:	Carlos Moreira	Name:	Peter Ward
Title:	Chairman of the board of directors	Title:	Member of the board of directors

The Investor

Anson Investments Master Fund LP

/s/Amin Nathoo
Name:	Amin Nathoo
Title:	Director